SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           July 7, 2008 (July 1, 2008)
                Date of Report (Date of earliest event reported)


                          CRAFT BREWERS ALLIANCE, INC.
               (Exact Name of Registrant as Specified in Charter)


     Washington                       0-26542                    91-1141254
   (State or Other            (Commission file number)       (I.R.S. Employer
    Jurisdiction                                            Identification No.)
  of Incorporation)


                        14300 NE 145th Street, Suite 210
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices, Zip Code)


                                 (425) 483-3232
              (Registrant's Telephone Number, Including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On July 1, 2008, Widmer Brothers Brewing Company ("Widmer") merged with and into Craft Brewers Alliance, Inc., formerly known as Redhook Ale Brewery, Incorporated (the "Company").

Effective July 1, 2008, the Company entered into a Loan Agreement (the "Loan Agreement") with Bank of America, N.A. ("BofA"), pursuant to which a $15.0 million revolving line of credit ("Line of Credit") and a $13.5 million term loan ("Term Loan") are provided. The Company may draw on the Line of Credit for working capital purposes and general corporate purposes.

The Company may select from one of the following three interest rate benchmarks as the basis for calculating interest on the outstanding principal balance: the BofA Prime Rate, the London Inter-Bank Offered Rate ("LIBOR"), or the Inter-Bank Offered Rate ("IBOR") (each, a "Benchmark Rate"). Interest accrues on the Line of Credit at an annual rate equal to the Benchmark Rate plus or minus a marginal rate. The Company may select different Benchmark Rates for different tranches of its borrowings under the Line of Credit or the Term Loan. The marginal rate varies according to the Company's funded debt to EBITDA ratio, and either (i) reduces the BofA's prime rate by 0.50% to 0.25% or (ii) increases IBOR or LIBOR by 1.125% to 1.500%, provided that, for the period July 1, 2008 through March 31, 2009, LIBOR and IBOR tranches will accrue interest at LIBOR plus 1.75% or IBOR plus 1.75%. LIBOR rates may be selected for one, two, three, or six month periods, and IBOR rates may be selected for no shorter than 14 days and no longer than six months. The Company may not choose the LIBOR or IBOR rate option for amounts less than $1,000,000.

Monthly interest payments are due on the Line of Credit beginning August 1, 2008. The Line of Credit matures on January 1, 2013 at which time the outstanding principal balance and any accrued but unpaid interest will be due.

The Line of Credit includes a $2.5 million letter of credit subfacility. An annual fee will be payable in advance on the outstanding undrawn amount of each standby letter of credit multiplied by an applicable rate ranging from 1.125% to 1.500%.

The outstanding principal balance owed by Widmer on a term loan with BofA immediately prior to the merger was refinanced into the Term Loan. Interest on the Term Loan will accrue on the outstanding principal balance in the same manner as provided for in the Line of Credit. The current interest rate on the Term Loan is 4.22%. Interest payments are due monthly beginning August 1, 2008. Beginning September 2, 2008, principal payments are due monthly in accordance with an agreed-upon schedule set forth in the Loan Agreement. The unpaid principal balance plus any accrued interest will be due on July 1, 2018.

A quarterly fee due on the unused portion of the Line of Credit and the unused portion of the Standby Letter of Credit will accrue at a rate of 0.200% to 0.225%, depending on the Company's funded debt to EBITDA ratio, and will be payable quarterly, beginning September 30, 2008. In addition, a loan fee of $25,000 was immediately due and payable in connection with the Term Loan. Fees will also accrue in connection with waivers or amendments to the Loan Agreement and any late payments.


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

The Loan Agreement is secured by substantially all personal property held by the Company and by the real property located at 924 North Russell Street, Portland, Oregon (the former Widmer brewery) (the "Collateral").

The terms of the Loan Agreement require the Company to meet certain financial covenants as of the end of each quarter. Failure to meet the covenants is an event of default and, at its option, BofA could deny a request for a waiver and declare the entire outstanding loan balance immediately due and payable. The following table summarizes the financial covenants required by the Loan
Agreement:

   Ratio Required by Loan Agreement
   --------------------------------------------------

   Funded Debt to EBITDA
          From July 1, 2008 through September 30, 2008                 4.75 to 1
          From December 31, 2008 through September 30, 2009             4.0 to 1
          From December 31, 2009 through September 30, 2010             3.5 to 1
          From December 31, 2010, and thereafter                        3.0 to 1

   Fixed Charge Coverage Ratio
          For the quarter ending September 30, 2008                    1.15 to 1
          For the quarter ending December 31, 2008 and thereafter      1.25 to 1

In addition, the Company is restricted in its ability to declare or pay dividends, repurchase any outstanding common stock, acquire additional debt or enter into any agreement that would result in a change in control of the Company.

In connection with the Loan Agreement, the Company entered into a notional interest rate swap agreement with BofA for $10.125 million. The contract requires the Company to pay interest at a fixed rate of 4.48% and receive interest at a floating rate of the one-month LIBOR. The effective date of the interest rate swap agreement is July 1, 2008 and terminates July 1, 2013. This swap is designed to qualify for hedge accounting under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133").

The Company also assumed a $7.0 million notional interest rate swap agreement with BofA that had been contracted by Widmer and simultaneously entered into an equal and offsetting hedge. Neither swap qualifies for hedge accounting under SFAS No. 133. The assumed contract requires the Company to pay interest at a fixed rate of 4.60% and receive interest at a floating rate of the one-month LIBOR. The $7.0 million interest rate swap agreement expires on November 1, 2010. The Collateral under the Loan Agreement also secures all swap obligations with BofA.


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

The foregoing does not purport to be a complete description of the terms of the Loan Agreement, and is qualified in its entirety by reference to the Loan Agreement. A copy of the Loan Agreement is attached as Exhibit 10.1 hereto.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information contained in Item 1.01 is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits

(c)  Exhibits

   Exhibit            Description
      No.
---------------    -------------------------------------------------------------

     10.1 Loan Agreement dated as of July 1, 2008 between Registrant and Bank of America, N.A.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CRAFT BREWERS ALLIANCE, INC.



Dated:  July 7, 2008                        By:  /s/ JAY T. CALDWELL
                                                 -------------------------------
                                                   Jay T. Caldwell
                                                   Chief Financial Officer and
                                                       Treasurer